UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

VISTAGEN THERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Vistagen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually on September 10, 2026, at 9:00 am Pacific Daylight Time

Dear Stockholder:

We are pleased to invite you to virtually attend the 2026 Annual Meeting of Stockholders (the Annual Meeting or Meeting) of Vistagen Therapeutics, Inc., a Nevada corporation (Vistagen, the Company, us, we or our). The Annual Meeting will be a virtual-format meeting, held exclusively via the Internet on September 10, 2026, at 9:00 am Pacific Daylight Time, for the following purposes:

1.	to elect four continuing director nominees to our Board of Directors, each to serve until our next annual meeting of stockholders, or until her or his respective successor is elected and qualified;

2.	to approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers;

3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2027;

4.	to vote upon such other matters, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the Meeting.

These matters are more fully discussed in the attached proxy statement (the Proxy Statement).

To conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (the SEC). We believe this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares and reduce the Company’s overall cost for the Annual Meeting. On or about July 31, 2026, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing the Proxy Statement and our Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2026, filed with the SEC on June 15, 2026 (the Annual Report), via the Internet, as well as the voting instructions for the Annual Meeting. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: www.envisionreports.com/VTGN

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the Meeting has been fixed as the close of business on July 22, 2026 (the Record Date). Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for a period of ten (10) days prior to the Annual Meeting for a purpose pertaining to the Annual Meeting by sending an email to corp.secretary@vistagen.com stating the purpose of the request and providing proof of ownership of Vistagen common stock. This list will also be available for examination by stockholders of record during the webcast of the Annual Meeting at: https://meetnow.global/M4Y4UQU

You are entitled to virtually attend and vote at the Annual Meeting online only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, to virtually attend and vote at the Annual Meeting. Further information about how to attend the Annual Meeting, vote your shares online during the Meeting and submit questions during the Meeting is included in the Proxy Statement. For instructions on how to vote your shares, please refer to the instructions in the Notice you receive by postal mail, the section titled “Voting” beginning on page 3 of the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

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YOUR VOTES ARE VERY IMPORTANT TO US

All stockholders are cordially invited to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, we urge you to vote your shares in advance of the Meeting, as promptly as possible, online via the Internet, by telephone or by postal mail so that your shares may be represented and voted at the Meeting. Submitting your votes in advance of the Annual Meeting assures that a quorum will be present at the Meeting and will avoid the Company from incurring additional expense for duplicate proxy solicitations. By following the procedures described in the section entitled “Voting” beginning on page 3 of the attached Proxy Statement, any stockholder attending the Annual Meeting virtually may vote at the Meeting, even if she or he has returned a proxy prior to the Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Vistagen's Board of Directors unanimously recommends that you vote “FOR” each of the director nominees identified in Proposal No. 1, and "FOR" Proposal Nos. 2 and 3, all of which are described in detail in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THE ANNUAL REPORT AND THE PROXY STATEMENT ARE AVAILABLE ONLINE VIA
THE INTERNET AT: www.envisionreports.com/VTGN

By Order of the Board of Directors,

/s/ Jessica R. Haskell, J.D.
Jessica R. Haskell, J.D.
Associate General Counsel and Corporate Secretary
South San Francisco, California
July 31, 2026

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Vistagen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the Board) of Vistagen Therapeutics, Inc., a Nevada corporation (Vistagen, the Company, us, we or our), for use at Vistagen’s 2026 Annual Meeting of Stockholders (the Annual Meeting or the Meeting). The Annual Meeting will take place in a virtual meeting format on September 10, 2026 at 9:00 am Pacific Daylight Time, and will be held exclusively via the Internet at: https://meetnow.global/M4Y4UQU

To conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission (the SEC). On or about July 31, 2026, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing this Proxy Statement, our Annual Report on SEC Form 10-K for the Company's fiscal year ended March 31, 2026, filed with the SEC on June 15, 2026 (Annual Report), and Annual Meeting voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials by postal mail. This Proxy Statement and the Annual Report are available on the Internet at: www.envisionreports.com/VTGN

General Information

Record Date and Shares Outstanding
Each of the specific proposals to be considered and acted upon at the Annual Meeting is described in this Proxy Statement. Only holders of Vistagen's common stock as of the close of business on July 22, 2026 (the Record Date) are entitled to notice of and to vote at the Annual Meeting.

On the Record Date, there were 44,376,911 shares of our common stock, par value $0.001 per share, outstanding. Each holder of our common stock is entitled to one vote for each share held as of the Record Date.

Quorum	The holders of more than one-third (1/3) of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be represented at the Annual Meeting, either in person or by properly executed proxy, to achieve a quorum for the Meeting. If a quorum is not present at the scheduled time of the Annual Meeting, either the Chair of the Meeting or the stockholders who are present may adjourn the Annual Meeting until a quorum is present. If necessary, the time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Stockholder List
A list of registered stockholders as of the close of business on the Record Date will be open for examination by any stockholder for a period of ten (10) days prior to the Annual Meeting for a purpose pertaining to the Meeting by sending an email to corp.secretary@vistagen.com, stating the purpose of the request and providing proof of ownership of Vistagen common stock. This list will also be available for examination by stockholders of record during the Annual Meeting webcast at: https://meetnow.global/M4Y4UQU

Attendance at Virtual Annual Meeting
We will host the Annual Meeting live via an Internet webcast. You may attend the Annual Meeting virtually by visiting the following web address: https://meetnow.global/M4Y4UQU

The Internet webcast of the Annual Meeting webcast will start at 9:00 am Pacific Daylight Time, on September 10, 2026.

To attend the Annual Meeting virtually please go to https://meetnow.global/M4Y4UQU. You have the option to log in to the Annual Meeting as a “stockholder” with a control number or as a “guest.” If you are a stockholder of record (i.e., if you hold your shares through Computershare, our registrar and transfer agent), you may log in to the Annual Meeting as a stockholder using the control number which can be found on your Notice and proxy card. If you are not a stockholder of record (i.e. if you do not hold your shares through Computershare), but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the Annual Meeting as “guest” by entering your name and email address. As a guest, you will have access to the Annual Meeting materials and will be able to ask questions during the Annual Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Annual Meeting, you must register in advance to attend the Meeting virtually as a stockholder. To register to attend the Annual Meeting virtually as a stockholder, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Computershare. Requests for Annual Meeting registration of beneficial owners must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Daylight Time on September 3, 2026. You will receive confirmation of your Annual Meeting registration by email after Computershare receives your registration materials. Requests for registration should be directed by email to legalproxy@computershare.com or by mail to Computershare, Vistagen Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. You will receive a confirmation email from Computershare of your Annual Meeting registration and will receive a control number to enter the Meeting as a stockholder.

Whether you attend the Annual Meeting virtually as a stockholder or as a guest, please allow yourself ample time to complete the required online check-in procedures.

Questions at the Annual Meeting
If you wish to submit a question during the Annual Meeting, you may log in online, and ask a question on our virtual Annual Meeting platform at: https://meetnow.global/M4Y4UQU

Our Annual Meeting will be governed by our Rules of Conduct which will be available on the virtual Meeting platform during the Meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the Annual Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to Meeting participants.

Voting
There are four ways a stockholder of record can vote:

(1) Over the Internet: If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided in the Notice.

(2) By Telephone: If you are a stockholder as of the Record Date, you may vote by telephone by following the instructions in the Notice.

(3) By Mail: If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

(4) During the Annual Meeting: The Annual Meeting will be held exclusively virtually via the Internet, and can only be accessed at: https://meetnow.global/M4Y4UQU

Subject to the provisions applicable to other than holders of record as outlined above in the section entitled “Attendance at Annual Meeting,” if you are a stockholder of record as of the Record Date, you will have the ability to attend the Annual Meeting and vote online during the Meeting. Submitting a proxy will not prevent a stockholder of record from attending the Annual Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the Meeting.

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Daylight Time on September 9, 2026. Proxies submitted by U.S. mail must be received by us before the start of the Annual Meeting. If you hold your shares through a bank or broker, please follow their voting instructions.

Required Vote for Approval and Board Recommendation
On July 29, 2026, our Board unanimously approved Proposal Nos. 1, 2 and 3 below to be presented to our stockholders at the Annual Meeting. On that date and at the time of the Board's approvals, our Board consisted of Jon S. Saxe, Ann M. Cunningham, Joanne Curley, Margaret M. FitzPatrick and Shawn K. Singh. References in this Proxy Statement to "Our Board" refer to those five members of our Board. Dr. Douglas J. Williamson was not yet a member of the Company’s Board at the time the Board unanimously approved of the following proposals to be presented our stockholders at the Annual Meeting.

Proposal No. 1: Election of Directors.

Directors are elected by a plurality vote of votes entitled to vote and cast, either in person or represented by proxy, at the Annual Meeting. The four director nominees who receive the greatest number of “FOR” votes entitled to vote and cast at the Annual Meeting by the shares present, either in person or by proxy, will be elected to serve on our Board of Directors until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified.

Our Board unanimously recommends a vote “FOR” the election of each of our four continuing director nominees, consisting of Jon S. Saxe, Ann M. Cunningham, Shawn K. Singh and Douglas J. Williamson, all of whom currently serve on our Board of Directors as of the date of this Proxy Statement. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the four nominees.

Proposal No. 2: Approval, on a Non-Binding Advisory Basis, of the Compensation Paid to our Named Executive Officers.

This proposal calls for a non-binding, advisory vote regarding the compensation paid to our Named Executive Officers (NEOs) (Say-on-Pay). Accordingly, there is no required vote that would constitute approval of this proposal. However, our Board, including the Compensation Committee of our Board, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. The affirmative “FOR” vote of a majority of the votes entitled to vote and cast, in person or by proxy, excluding abstentions, is required to approve this non-binding, advisory proposal.

Our Board unanimously recommends a vote “FOR” this proposal. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the approval of this non-binding, advisory proposal.

Proposal No. 3: Ratification of Appointment of our Independent Registered Public Accounting Firm.

This proposal requests stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our current fiscal year ending March 31, 2027. The affirmative “FOR” vote of a majority of the votes entitled to vote and cast, either in person or by proxy at the Annual Meeting, excluding abstentions, is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our current fiscal year ending March 31, 2027.

Our Board unanimously recommends a vote “FOR” this proposal. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our current fiscal year ending March 31, 2027.

Abstentions and Broker Non-Votes
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker, brokerage firm or other nominee, your broker, brokerage firm or nominee may not be permitted to exercise voting discretion with respect to the ratification of auditors. (Proposal No. 3) If you do not give your broker, brokerage firm or nominee specific instructions regarding such matters, your proxy may be deemed a “broker non-vote.”

As noted above, the four director nominees identified under Proposal No. 1 who receive the most “FOR” votes at the Annual Meeting will be elected to serve on our Board of Directors until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. As such, we expect that votes marked “WITHHOLD” and broker non-votes will have no effect on the outcome of Proposal No. 1. While the election of directors is determined by a plurality of the votes cast, and "WITHHOLD" votes therefore will not prevent a nominee from being elected, the Board does not regard such votes as inconsequential. If any nominee receives a significant number of "WITHHOLD" votes, the Board and the Corporate Governance and Nominating Committee will seek to understand the reasons underlying that vote, including through outreach to our stockholders, and will consider what actions, if any, are appropriate in response. The Board is committed to considering stockholder feedback reflected in the voting results.

Under Nevada law and our Second Amended and Restated Bylaws, as amended (our Bylaws), Proposal Nos. 2 and 3 will each be determined by the vote of the holders of a majority of the votes entitled to vote and cast by those present at the Annual Meeting or by proxy (meaning the number of shares voted “FOR” a proposal must exceed the number of shares entitled to vote and cast “AGAINST” each such proposal). For these matters, we expect that abstentions and any broker non-votes cast will not be counted as votes in favor of such proposals and also will not be counted as shares voting against such matters, but will be considered shares present at the Meeting for purposes of establishing a quorum. As such, we expect that abstentions and broker non-votes will have no effect on Proposal Nos. 2 and 3.

Revocation of Proxies	You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 343 Allerton Avenue, South San Francisco, California 94080, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by virtually attending the Annual Meeting and voting at the Meeting. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Solicitation
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting on the Internet of this Proxy Statement and any additional solicitation materials furnished to our stockholders. We have retained Saratoga Proxy Consulting, LLC, a proxy soliciting firm, to assist with the solicitation of proxies for a fee of approximately $10,000, plus fees for any retail stockholder outreach services and reimbursement for out-of-pocket expenses. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such solicitation activities. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone, email and postal mail.

Special Note Regarding Forward-Looking Statements

This Proxy Statement contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management team, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of non-clinical and clinical development and commercialization, and actual results or developments may differ materially from those projected or implied in these forward-looking statements. There can be no guarantee that any of our product candidates will successfully complete ongoing or future clinical trials within estimated timelines or at all, receive regulatory approval or be commercially successful, or that we will be able to successfully replicate the results of past studies of any of our product candidates. These risks are more fully discussed in the section entitled “Risk Factors” in our Annual Report on SEC Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 15, 2026, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of the Proxy Statement and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements other than as may be required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

MATTERS TO BE CONSIDERED AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Currently, our Bylaws provide that our Board of Directors (Board) shall consist of not less than one director and not more than seven directors, with the exact number fixed at seven.

Each of the following directors is nominated for election at the Annual Meeting to serve until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Each nominee has confirmed that she or he is able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve before the Annual Meeting, your proxy will be voted for the election of a substitute nominee recommended by the current Board, if any.

Our Board has nominated the following continuing directors for election at our Annual Meeting:

Ann M. Cunningham, MBA Independent Director	Jon S. Saxe, J.D., LL.M. Independent Director

Shawn K. Singh, J.D. President, Chief Executive Officer and Director	Douglas J. Williamson, M.D. Independent Director

Board Composition and Refreshment

The Corporate Governance and Nominating Committee (the CGN Committee) is conducting an active search for qualified director candidates whose skills, experience and perspectives are aligned with the Company's current operations, its clinical-stage development programs and its go-forward strategic plan. In connection with this search, the CGN Committee has undertaken an assessment of the Board's existing skills and experience, evaluated the capabilities most relevant to the Company's near- and long-term objectives, and identified the areas in which additional expertise would be most additive.

The CGN Committee is considering candidates identified through a variety of channels, including recommendations from directors, management, and a third-party executive search firm. Candidates are evaluated against criteria including relevant biopharmaceutical industry expertise, clinical development and regulatory experience, capital markets and financial acumen, public company governance experience, independence, and the ability to devote sufficient time to Board service. The CGN Committee also considers the benefits of a Board composed of individuals with a diversity of professional backgrounds, viewpoints and professional experience.

The Board intends to appoint additional qualified directors as suitable candidates are identified. Consistent with our Bylaws, the Board retains the authority to appoint directors to fill any vacancies at any time as the Board refreshment process progresses.

Required Vote and Recommendation

Directors shall be elected by a plurality of the votes entitled to vote and cast, whether present or represented by proxy, and entitled to vote at the Annual Meeting. The four nominees receiving the highest number of “FOR” votes will be elected to serve on our Board until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Withholding the authority to vote your shares with respect to any director nominee will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will also have no effect on the election of any nominee. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF MS. CUNNINGHAM, MR. SAXE, MR. SINGH AND DR. WILLIAMSON.

BOARD OF DIRECTORS

Director Nominee Qualification and Experience

Our Board believes that our four continuing director nominees provide our Company with the combined skills, experience and personal qualities needed to advance the Company's near- and long-term strategies.

Director Nominee Experience

Our directors come from diverse professional backgrounds, drawing on their substantial experience in the biopharmaceutical industry, finance, law and business. The following is a brief description of our director nominees unanimously nominated by the Board on July 29, 2026 to stand for election as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of July 31, 2026, the date of this Proxy Statement. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected, and there are no family relationships between any of the directors, nominees or executive officers.

Mr. Saxe has served as a director on our Board since 2000, served as Chair of our Board until October 2023 and resumed his role as Board Chair in March 2026. Mr. Saxe also serves as Chair of our Audit Committee, and as a member of our Compensation and Corporate Governance and Nominating Committees. Mr. Saxe is the retired President and was a director of PDL BioPharma from 1989 to 2008. From 1989 to 1993, he was President, Chief Executive Officer and a director of Synergen, Inc. (acquired by Amgen). Mr. Saxe served as Vice President, Licensing & Corporate Development for Hoffmann-Roche from 1984 through 1989, and Head of Patent Law for Hoffmann-Roche from 1978 through 1989. Mr. Saxe currently is the lead director of K2 Technology and Life Sciences, is Chair of the board of directors of Epalex Corporation, and serves as a director of five additional private life science companies, Aether, Inc., Achelios Therapeutics, Inc., Arbor Vita Corporation, NuvOx Pharma, LLC and Trellis Bioscience, Inc. In addition, Mr. Saxe serves as a board observer of InGeneron, Inc. and Renexxion, Inc. Mr. Saxe has also served as a director of other biotechnology and pharmaceutical companies, including ID Biomedical (acquired by GlaxoSmithKline), Sciele Pharmaceuticals, Inc. (acquired by Shionogi), Amalyte (acquired by Kemin Industries), Cell Pathways (acquired by OSI Pharmaceuticals), Lumos Pharma, Inc. (merged with New Link Genetics) and other companies, both public and private. Mr. Saxe has a B.S.Ch.E. from Carnegie-Mellon University, a J.D. degree from George Washington University and an LL.M. degree from New York University. In addition, Mr. Saxe has a Certificate in Management from Fuqua School of Business, Duke University.

We selected Mr. Saxe to serve as a director on our Board of Directors due to his substantial experience as a senior executive with major pharmaceutical and biotechnology companies, including Protein Design Labs, Inc., Synergen, Inc. and Hoffmann-Roche, Inc., as well as his extensive experience serving as a director of numerous private and public biotechnology and pharmaceutical companies, serving as Chairman, and Chair and member of audit, compensation and governance committees of both private and public companies.  Mr. Saxe provides us and our Board of Directors with highly valuable insight and perspective into the biotechnology and pharmaceutical industries, as well as the strategic opportunities and challenges that we face.

Jon S. Saxe, J.D., LL.M. Board Chair Independent Director Age 90 Chair of the Audit Committee Member of the Corporate Governance and Nominating Committee Member of the Compensation Committee

Ms. Cunningham has served as a member of our Board since January 2019 and is currently the Chair of our Corporate Governance and Nominating Committee and of our Compensation Committee. Ms. Cunningham previously served as the Company's Chief Commercial Officer from May 2021 to November 2022. Currently, Ms. Cunningham is the Founder and Managing Partner of i3 Strategy Partners, a consulting firm founded in 2018 specializing in assisting companies in the pharmaceutical space. Ms. Cunningham also serves as a director for Alterity Therapeutics (Nasdaq: ATHE). Prior to founding i3 Strategy Partners, Ms. Cunningham served as Vice President, Neurodegenerative Diseases and Psychiatry for Teva Pharmaceuticals Industries, Ltd. (NYSE: TEVA) from 2015 to 2018, as Senior Marketing Director for Otsuka Pharmaceutical Companies from 2013 to 2015 and in several marketing-focused positions for Eli Lilly and Company (NYSE: LLY) from 1999 to 2013, including serving as Global Marketing Senior Director from 2009 to 2013. Ms. Cunningham holds a B.A. in Psychology from Yale University and an MBA, with a focus on marketing management, from the University of Michigan.

We selected Ms. Cunningham to serve on our Board due to her substantial experience in healthcare commercialization and marketing, particularly in the successful development, positioning and commercial launch of products to treat neuropsychiatric disorders. Ms. Cunningham brings an insightful development and commercial perspective to us and to our Board that is critical as our pipeline products move from clinical development to commercialization.

Ann M. Cunningham, MBA Independent Director Age 58 Chair of the Corporate Governance and Nominating Committee Chair of the Compensation Committee

Mr. Singh has served as our Chief Executive Officer and held other leadership positions within the Company since 2009, and as a member of our Board of Directors (the Board) since 2000, and as President since December 2024. Mr. Singh has over 30 years of experience working with biotechnology, medical device and pharmaceutical companies, both private and public. From 2001 to August 2009, Mr. Singh served as Managing Principal of Cato BioVentures, a life science venture capital firm, and as Chief Business Officer and General Counsel of Cato Research Ltd (now Allucent), a contract research organization (CRO) previously affiliated with Cato BioVentures. Mr. Singh served as President (part-time) of Echo Therapeutics, a medical device company, from 2007 to 2009, and as a member of its board of directors from 2007 to 2011. He also served as Chief Executive Officer (part-time) of Hemodynamic Therapeutics, a private biopharmaceutical company previously affiliated with Cato BioVentures, from 2004 to 2009. From 2000 to 2001, Mr. Singh served as Managing Director of Start-Up Law, a management consulting firm serving biotechnology companies. Mr. Singh also served as Chief Business Officer of SciClone Pharmaceuticals (formerly Nasdaq: SCLN), a specialty pharmaceutical company, from 1993 to 2000, and as a corporate finance associate of Morrison & Foerster LLP, an international law firm, from 1991 to 1993. Mr. Singh earned a B.A., with honors, from the University of California, Berkeley, and a J.D. from the University of Maryland School of Law. Mr. Singh is a member of the State Bar of California.

We selected Mr. Singh to serve on our Board due to his substantial practical experience and expertise in multiple senior leadership roles with private and public biotechnology, pharmaceutical and medical device companies, and his extensive experience in corporate finance and capital markets, venture capital, corporate governance, drug development, intellectual property, regulatory affairs and strategic collaborations.

Shawn K. Singh, J.D. President, Chief Executive Officer and Director Age 63

Douglas J. Williamson, M.D. Independent Director Age 63
Dr. Williamson has served as a member of our Board since July 2026. Dr. Williamson has nearly three decades of leadership experience in neuroscience research, clinical development, and medical affairs across large pharmaceutical companies and clinical-stage biotechnology companies. Dr. Williamson is currently a CNS Drug Development Consultant and founder of Destiny Biopharm Consulting. Previously, Dr. Williamson served as Chief Medical Officer of QurAlis Corporation, a clinical-stage biotechnology company developing precision medicines for amyotrophic lateral sclerosis, frontotemporal dementia and other neurodegenerative diseases, from June 2024 to May 2025. Prior to QurAlis, Dr. Williamson served as Executive Vice President, Head of Research and Development at Acadia Pharmaceuticals Inc. (Nasdaq: ACAD) from January 2023 to April 2024, where he was a member of the company's Executive Management Committee and led research and development strategy across Acadia's neuroscience pipeline. Before Acadia, Dr. Williamson served as Chief Medical Officer of Avadel Pharmaceuticals plc (Nasdaq: AVDL) from February 2022 to August 2022, and held senior leadership roles at H. Lundbeck A/S, where he served as Senior Vice President, Head of U.S. Research and Development and Deputy Global Chief Medical Officer from May 2016 to February 2022, during which he led a transformation of the company's U.S. research and development organization spanning clinical development and operations, medical affairs, health outcomes, pharmacovigilance, clinical pharmacology, and regulatory affairs. He also served as Vice President, Global Head of Therapeutic Area Leadership at Parexel International, where he was the functional head of the medical group across all therapeutic areas. Dr. Williamson began his pharmaceutical industry career at Eli Lilly and Company, where he held increasingly senior roles and led the global clinical development and regulatory approvals of Symbyax for treatment-resistant depression and bipolar depression and of Zyprexa for bipolar maintenance, and led a medical affairs team supporting the commercial development of Cymbalta. Dr. Williamson holds a medical degree from the University of Edinburgh and held a full-time academic appointment at the University of Oxford prior to entering the pharmaceutical industry.

The Board believes Dr. Williamson is qualified to serve as a director based on his extensive neuroscience drug development and medical affairs leadership, spanning nearly 30 years across large pharmaceutical companies (Eli Lilly, Lundbeck) and clinical- and commercial-stage biotechnology companies (Avadel, Acadia, QurAlis), aligning with the Company's focus as a clinical-stage biopharmaceutical company developing multiple intranasal neuroscience product candidates.

DIRECTOR COMPENSATION

During our fiscal year ended March 31, 2026 (Fiscal 2026), our Board utilized the following director compensation plan for the non-executive members of our Board (the Director Compensation Plan).

	Schedule of Director Fees During Fiscal 2026
Description	Cash(1)($)	Equity(2)
Director Annual Retainer	$50,000
Non-executive members of our Board will be entitled to the following equity awards: (i) a one-time grant of stock options upon appointment to the Board equal to 2x the annual grant otherwise payable to directors, and (ii) an annual grant of stock options equal to 0.046% of the Company's issued and outstanding common stock on the grant date. Annual awards will be granted to directors following the Company's annual meeting of stockholders.

Additional fee for Board Chair	$30,000
Audit Committee
Chair	$20,000
Member	$10,000
Compensation Committee
Chair	$10,000
Member	$5,000
Corporate Governance and Nominating Committee
Chair	$10,000
Member	$5,000

(1)	Cash fees payable in quarterly installments.

(2)	All Awards issued pursuant to the Director Compensation Plan will be issued pursuant to the 2019 Plan or a successor plan, if any. Each Award issued under the Director Compensation Plan will vest in equal monthly installments over a 12-month period beginning on the date of issuance.

2026 Director Compensation Table

The following table sets forth a summary of the compensation earned by our non-executive directors in Fiscal 2026.

Name	Fees Paid in Cash (1)	Option Awards (2) (3)	Other Compensation	Total

Current Directors as of March 31, 2026
Ann M. Cunningham (4)	$50,000	$59,197	$—	$109,197
Joanne Curley (5)	$60,000	$59,197	$—	$119,197
Margaret M. FitzPatrick (6)	$92,500	$59,197	$—	$151,697
Mary L. Rotunno (7)	$70,000	$59,197	$—	$129,197
Jon S. Saxe (8)	$75,000	$59,197	$—	$134,197
Former Directors as of March 31, 2026
Jerry B. Gin (9)	$35,000	$—	$—	$35,000
Paul R. Edick (10)	$20,145	$131,187	$—	$151,332

(1)
The amounts shown in the table above represent fees for service on our Board, as well as service on our Audit Committee, Compensation Committee, and/or Corporate Governance and Nominating Committee during Fiscal 2026, as applicable, which amounts were paid in full during Fiscal 2026. No amounts are reported for Dr. Williamson, as he was not a member of our Board during Fiscal 2026.

(2)
The amounts shown in the “Option Awards” column do not represent any cash payments actually received by Ms. FitzPatrick, Ms. Cunningham, Dr. Curley, Dr. Gin, Ms. Rotunno or Mr. Saxe during Fiscal 2026. Rather, the amounts shown represent the aggregate grant date fair value of options to purchase shares of our common stock awarded to each of Ms. FitzPatrick, Ms. Cunningham, Dr. Curley, Dr. Gin, Ms. Rotunno or Mr. Saxe during Fiscal 2026, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). To date, Ms. FitzPatrick, Ms. Cunningham, Dr. Curley, Dr. Gin, Ms. Rotunno or Mr. Saxe have not exercised any of the options granted during Fiscal 2026, and there can be no assurance that any of them will ever realize all or any portion of the full ASC 718 grant date fair value amounts presented above in the “Option Awards” column.

(3)	The table below provides information regarding the option awards we granted to our independent Board members during Fiscal 2026, as well as to Ms. Cunningham, who during Fiscal 2026 was a non-executive, non-independent member of our Board, during Fiscal 2026 and the weighted average assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

	Option Grant	Option Grant
	9/9/25	10/27/25

Option Shares Granted
Ms. FitzPatrick	17,600	—
Ms. Cunningham	17,600	—
Dr. Curley	17,600	—
Ms. Rotunno	17,600	—
Mr. Saxe	17,600	—
Mr. Edick	—	35,200

Option Award Compensation
Ms. FitzPatrick	$59,197	$—
Ms. Cunningham	$59,197	$—
Dr. Curley	$59,197	$—
Ms. Rotunno	$59,197	$—
Mr. Saxe	$59,197	$—
Mr. Edick	$—	$131,187

Option Award Assumptions
Exercise Price	$3.61	$3.90
Grant date market price	$3.61	$3.90
Risk-free interest rate	3.64%	3.70%
Expected term (years)	5.27	6
Volatility	155.06%	160.35%
Dividend rate	0.00%	0.00%

Fair value per share	$3.36	$3.73
Aggregate option shares	88,000	35,200

(4)
Ms. Cunningham served as an independent member of our Board and as a member of our Corporate Governance and Nominating Committee from January 2019 through April 30, 2021. On May 1, 2021, Ms. Cunningham joined the Company as its Chief Commercial Officer (CCO) and served in such capacity through November 11, 2022. During the period in which she served as CCO, her service on the Corporate Governance and Nominating Committee terminated. Ms. Cunningham re-joined the Corporate Governance and Nominating Committee from November 2022 until voluntarily stepping down from the position in September 2024. At March 31, 2026, Ms. Cunningham held options to purchase 69,203 registered shares of our common stock, of which options to purchase 60,403 shares were exercisable.

(5)	Dr. Curley was appointed to our Board in April 2021, has also served as a member of our Corporate Governance and Nominating Committee since her appointment and was appointed to serve as a member of our Audit Committee on September 9, 2025. At March 31, 2026, Dr. Curley held options to purchase 50,034 registered shares of our common stock, of which options to purchase 41,234 shares were exercisable.

On June 17, 2026, Dr. Curley notified the Company of her decision not to stand for election at the Annual Meeting. As such, upon the commencement of the Annual Meeting, Dr. Curley's term and service as a member of our Board and all Board committees will end.

(6)	Ms. FitzPatrick was appointed to our Board in July 2021 and served as Chair of our Board from October 2023 through March 2026. Ms. FitzPatrick has also served as a member of our Corporate Governance and Nominating Committee since her 2021 appointment. On November 21, 2022, Ms. FitzPatrick was also appointed as a member of the Compensation Committee. Ms. FitzPatrick stepped down as Chair of our Board effective March 12, 2026, but retained other Committee positions as of that date. At March 31, 2026, Ms. FitzPatrick held options to purchase 50,034 registered shares of our common stock, of which options to purchase 41,234 shares were exercisable.

On June 16, 2026, Ms. FitzPatrick notified the Company of her decision not to stand for election at the Annual Meeting. As such, upon the commencement of the Annual Meeting, Ms. FitzPatrick's term and service as a member of our Board and all Board committees will end.

(7)	Ms. Rotunno was appointed to our Board in July 2021 and, since her appointment to the Board, served as a member of our Audit Committee and as chairperson of the Corporate Governance and Nominating Committee. At March 31, 2026, Ms. Rotunno held options to purchase 50,034 registered shares of our common stock, of which options to purchase 41,234 shares were exercisable.

Ms. Rotunno resigned from the Board and all Committee positions effective April 1, 2026. Accordingly, her unvested options were cancelled as of that date.

(8)	Mr. Saxe served as Chair of our Board from 2000 until October 2023, and resumed serving as Chair effective March 12, 2026. Additionally, Mr. Saxe currently serves as Chair of our Audit Committee, as a member of our Compensation Committee and Corporate Governance and Nominating Committee. At March 31, 2026, Mr. Saxe held (i) 1,858 shares of our common stock and (ii) options to purchase 67,037 registered shares of our common stock, of which options to purchase 58,237 shares were exercisable.

(9)	Dr. Gin served as a member of our Board and as a member of our Audit Committee from his appointment to the Board in 2016 through his retirement in September 2025. Beginning in July 2021, he was also appointed as the Chair of our Compensation Committee, a position he filled until his retirement from the Board.

(10)	Mr. Edick was appointed to our Board and as a member of our Audit Committee in October 2025. Mr. Edick resigned from the Board and his Audit Committee position in February 2026. At the time of his resignation, none of the options shown above as granted in October 2025 were exercisable and, accordingly, all were cancelled.

Board Attendance at Board of Directors, Committee and Stockholder Meetings

Our Board met eleven times and acted by unanimous written consent six times during our fiscal year ended March 31, 2026. In addition, during the year ended March 31, 2026: (i) our Audit Committee met four times and acted by unanimous written consent once; (ii) our Compensation Committee met five times and acted by unanimous written consent once; and (iii) our Corporate Governance and Nominating Committee met eight times. During Fiscal 2026, each of our directors attended at least 75% of the total number of meetings of our Board and the total number of all meetings of committees on which such director served, in each case during the periods in which they served.

As required under applicable Nasdaq listing standards, during Fiscal 2026, the independent directors of our Board met at least twice in regularly scheduled executive sessions at which only independent directors were present. The Chair of the Board presided over the executive sessions.

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, but directors are encouraged to attend virtually. We held our 2025 Annual Meeting in a virtual meeting format, for which all of our directors were in attendance.

Board Composition

Our Bylaws provide that our Board shall consist of not less than one and not more than seven directors, with the exact number fixed at seven. In accordance with our Bylaws, the exact number of directors may only be amended by the vote or written consent of a majority of the outstanding shares of our voting securities.

Our Board currently consists of six members, and will decrease to four members at the Annual Meeting upon the conclusion of the terms and services of Dr. Curley and Ms. FitzPatrick on our Board and all Board committees. The Board views the current period of transition as an opportunity to advance a deliberate and forward-looking refreshment strategy. The Board intends to appoint additional qualified directors as suitable candidates are identified, and does not intend to fill the resulting vacancies without confidence that a candidate meaningfully strengthens the Board's ability to oversee the Company's strategy. Consistent with our Bylaws, the Board retains the authority to appoint directors to fill any vacancies at any time as the Board refreshment process progresses.

Director Independence

Our securities are currently listed on The Nasdaq Capital Market, which requires that a majority of our directors be “independent,” as such term is defined by Nasdaq Listing Rule 5605(a)(2). Accordingly, we evaluate director independence under the standards established by the SEC and the rules of The Nasdaq Stock Market.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three fiscal years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceeds 5% of the recipient's gross revenues for that year, or $200,000, whichever is greater; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning her or his background, employment and affiliations, including family relationships, our Board has determined that, as of the date of this Proxy Statement, each of Mr. Saxe, Ms. Cunningham, Dr. Curley, Ms. FitzPatrick and Dr. Williamson is “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2).

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant. With respect to Ms. Cunningham, the Board determined that Ms. Cunningham qualified as an independent director subsequent to the end of Fiscal 2026. In making this determination, the Board considered Ms. Cunningham’s role with i3 Strategy Partners, which, as disclosed in prior filings, the Company previously engaged for consulting services. The Company has not engaged in any transaction with i3 Strategy Partners since 2024.

Board Committees and Charters

Our Board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Directors currently serving on each committee of the Board, including positions held by Dr. Curley and Ms. FitzPatrick, whose terms and service on our Board and all Board committees will end at the Annual Meeting, are as follows:

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Jon S. Saxe, J.D., LL.M.	Chair	Member	Member
Ann Cunningham, MBA	Member	Chair	Chair
Joanne Curley, Ph.D.	Member		Member
Margaret M. FitzPatrick, M.A.		Member
Douglas J. Williamson, M.D.

Appointed Board members serve on these committees until their resignation or until otherwise determined by our Board. In anticipation of the end of Dr. Curley and Ms. FitzPatrick's terms on our Board and all Board committee positions held at the Annual Meeting, the CGN Committee is conducting an active search for qualified director candidates that are considered “independent” under Nasdaq Listing Rule 5605(a)(2) to potentially fill Dr. Curley and Ms. FitzPatrick's committee positions.

Audit Committee

 During our fiscal year ended March 31, 2026, the Audit Committee of our Board consisted of Mr. Saxe, who serves as the Audit Committee Chair, Dr. Curley and former directors Dr. Jerry Gin, Paul R. Edick and Mary L. Rotunno. Dr. Gin retired from our Board and all related positions held on September 9, 2025, and Mr. Edick and Ms. Rotunno resigned from our Board on February 13, 2026 and April 1, 2026, respectively. Following Mr. Edick and Ms. Rotunno’s resignations, on April 16, 2026, the Board determined that Ms. Cunningham qualifies as an independent director and appointed Ms. Cunningham to serve as a member of the Audit Committee.

Mr. Saxe is our Audit Committee financial expert and has certified that he possesses the requisite financial sophistication, as defined under applicable rules. The Audit Committee operates under a written charter. Our Audit Committee charter is available on our website at www.vistagen.com. Our Audit Committee is primarily responsible for, among other things, the following:

●	overseeing our accounting and financial reporting process;

●	overseeing certain areas of risk for the Company, including our cybersecurity;

●	selecting, retaining and replacing our independent auditors and evaluating their qualifications, independence and performance;

●	reviewing and approving scope of the annual audit and audit fees;

●	monitoring rotation of partners of independent auditors on engagement team as required by law;

●	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●	reviewing adequacy and effectiveness of internal control policies and procedures;

●	approving retention of independent auditors to perform any proposed permissible non-audit services;

●	overseeing internal audit functions and annually reviewing Audit Committee charter and committee performance; and

●	preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Compensation Committee

During our fiscal year ended March 31, 2026, the Compensation Committee of our Board was composed of Ms. FitzPatrick, who served as interim Compensation Committee Chair, Mr. Saxe and former director and former Chair of the Compensation Committee, Dr. Jerry Gin. Dr. Gin retired from our Board and all related positions held on September 9, 2025. On April 16, 2026, following the Board’s determination that Ms. Cunningham qualifies as an independent director, Ms. Cunningham was appointed as Chair of the Compensation Committee.

Our Compensation Committee charter is available on our website at www.vistagen.com. Our Compensation Committee is primarily responsible for, among other things, the following:

●
reviewing and approving our compensation programs and arrangements applicable to our executive officers (as defined in Rule 16a-I (f) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, including, without limitation, employment, severance, change of control and similar agreements or arrangements;

●	determining the philosophy and objectives of our executive officer compensation programs;

●	ensuring corporate performance measures and goals regarding executive officer compensation are set and determining the extent to which they are achieved, and any related compensation earned;

●	establishing goals and objectives relevant to Chief Executive Officer compensation and determining Chief Executive Officer compensation based on the performance evaluation conducted by the Corporate Governance and Nominating Committee;

●	with the assistance of our compensation consultant, ensure that our executive compensation programs are effective in attracting and retaining key employees and reinforcing business strategies and objectives for enhancing stockholder value, monitoring the administration of incentive-compensation plans and equity-based incentive plans as in effect and as adopted from time to time by the Board;

●	reviewing and approving any new equity compensation plan or any material change to an existing plan; and

●	reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or Board.

Corporate Governance and Nominating Committee

During our fiscal year ended March 31, 2026, the CGN Committee of our Board was composed of Ms. Rotunno, who served as the CGN Committee Chair, Dr. Curley and Ms. FitzPatrick. Following Ms. Rotunno’s resignation from the Board on April 1, 2026 and the Board’s determination on April 16, 2026 that Ms. Cunningham qualifies as an independent director, the Board revised the membership on the CGN Committee so that Ms. Cunningham now serves as Chair, and Dr. Curley and Mr. Saxe serve as members.

Our CGN Committee charter is available on our website at www.vistagen.com. Our CGN Committee is primarily responsible for, among other things, the following:

●	monitoring the size and composition of our Board;

●	managing periodic assessments of our Board;

●	making recommendations to our Board with respect to the nominations or elections of our directors;

●	conducting periodic evaluations of our Chief Executive Officer in light of corporate performance measures and goals set by the Compensation Committee;

●	reviewing the adequacy of our corporate governance policies and procedures and our Code of Business Conduct, and recommending any proposed changes to our Board for approval; and

●	considering any requests for waivers from our Code of Business Conduct and ensure that we disclose such waivers as may be required by the exchange on which we are listed, if any, and rules and regulations of the SEC.

 Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board currently consists of Ms. Cunningham, Ms. FitzPatrick and Mr. Saxe, each of whom is an independent, non-employee director. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with any executive officer or director of another entity.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chair of the Board. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and operation of the Company. The Chair of our Board provides guidance to the Chief Executive Officer, assists with setting the agenda for the Board meetings and presides at Board meetings. Although these roles are currently separate, the Board believes it should be able to freely select the Chair of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chair of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, outside legal counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Environmental, Social and Governance

We believe corporate responsibility is fundamental to our mission and we are committed to holding ourselves to high ethical standards. Beyond our quest to develop transformative treatment options to improve the lives of individuals underserved by the current standard of care for multiple highly prevalent indications, including social anxiety disorder, major depressive disorder, and multiple women’s health conditions, including vasomotor symptoms (hot flashes) associated with menopause, we strive to have a positive impact on our employees, our local communities, our stockholders, patients, healthcare providers, the healthcare ecosystem, and society as a whole.

Governance and Leadership

As a clinical-stage biopharmaceutical company, we believe creating an environment that allows our team to collectively thrive and achieve its full potential begins with our Board, which consists of directors with diverse and dynamic professional backgrounds and experience in pharmaceutical research and development, commercial affairs, corporate finance, corporate governance, intellectual property, law, and strategic collaborations. Applying the Nasdaq Stock Market’s continued listing standards for director independence, five of our six current directors are considered independent. At the management level, we have built a team of highly experienced professionals that we believe provide us with a broad, diverse and inclusive corporate culture, while also providing the critical know-how necessary to allow us to achieve our mission, which includes developing and advancing a strategic environmental, social and governance (ESG) framework to guide our operations and to ensure that we continue to operate in a manner that is consistent with our mission to develop transformative treatment options to improve the lives of individuals underserved by the current standard of care for multiple highly prevalent conditions and disorders.

Core Values and Ethics

We are committed to driving improvement and innovation in the care of patients underserved by the current standard of care for multiple highly prevalent conditions and disorders. In this pursuit, our core values of integrity, compassion, teamwork, and excellence guide our internal processes and define our mission to radically improve mental health and physical health and well-being of individuals worldwide. In addition, all of our directors, officers and employees are responsible for upholding these values as set forth in our Code of Business Conduct, which forms the fundamental foundation of our policies and practices. Our Code of Business Conduct is available on our website at www.vistagen.com.

Environmental Commitment

We are committed to protecting the environment and attempt to mitigate any negative impact of our operations. We strive to address the environmental impacts of the building in which we operate and minimize waste by reducing our use of paper by operating primarily in a digital environment. We have safety protocols in place for handling biohazardous waste in our labs, and we use third-party vendors for biohazardous waste and chemical disposal.

Code of Business Conduct

We have adopted a Code of Business Conduct applicable to our employees, officers and directors. Our Code of Business Conduct is available on our website at www.vistagen.com. We intend to disclose any future amendments to certain provisions of our Code of Business Conduct, or waivers of these provisions, on our website or in filings with the SEC under the Exchange Act.

Policy on Equity Ownership

We do not have a policy on equity ownership at this time. However, as illustrated in the “Security Ownership of Management and Certain Beneficial Owners” table on page 38, each of our NEOs and directors are beneficial owners of our common stock.

Compensation Recovery and Clawback Policy

In October 2023, our Board adopted our Policy for Recovery of Erroneously Awarded Compensation (the Clawback Policy), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of, and consultants and contractors to us or any of our subsidiaries are subject to our Insider Trading Policy, a copy of which is filed as Exhibit 19.1 to our Annual Report, filed with the SEC on June 17, 2025. The policy prohibits the unauthorized disclosure of any non-public information acquired in the workplace, and the misuse of material non-public information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to our Insider Trading Policy must refrain from the purchase or sale of our securities except in limited and designated trading windows or pursuant to certain exclusions enumerated in the Insider Trading Policy, including preapproved 10b5-1 trading plans, exercises of stock options or other equity awards, surrender of shares to the Company in payment of the exercise price of stock options or in satisfaction of certain eligible tax withholding obligations, or periodic contributions to the Company’s 2019 Employee Stock Purchase Plan, as amended. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

Vistagen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a current stockholder of the Company. The Corporate Secretary will review any communication received from a current stockholder, and all material and appropriate communications from current stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC. This Say-on-Pay proposal is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), which added Section 14A to the Exchange Act.

Our executive compensation program is designed to attract key employees and to retain, motivate and reward our NEOs for their leadership, performance and contribution to our operations and long-term success. Under these programs, our NEOs are rewarded for the achievement of corporate and individual performance objectives, and our NEOs’ incentives are intended to be aligned with stockholder value creation. These goals may include the achievement of specific financial or corporate development goals, including, but not limited to, research and development goals. In addition, our Compensation Committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development, as well as the advancement of our research and development programs.

The “Executive Compensation” section beginning on page 25 below describes our executive compensation programs and the decisions made by our Board’s Compensation Committee with respect to our fiscal years ended March 31, 2026 and 2025. In general, we seek to implement a pay mix for our NEOs that is aligned with our peer group, providing a competitive salary with a significant portion of compensation awarded for achievement of corporate performance measures.

As an advisory vote, the outcome of this Proposal No. 2 is not binding on the Company, the Board or the Board's Compensation Committee. The outcome of this Proposal No. 2 does not overrule any prior or future decision by the Company, the Board, or the Board's Compensation Committee, create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Board's Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders of Vistagen Therapeutics, Inc., pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

Vote Required and Recommendation

On this non-binding advisory matter, the affirmative vote of at least a majority of the votes entitled to vote and cast, whether in person or by proxy, at the Annual Meeting is required to approve this Proposal No. 2 (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes will have no effect on this Proposal No. 2 as they are not considered votes cast for the foregoing purposes.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION ABOVE, APPROVING OF THE COMPENSATION PAID TO THE COMPANY’S NEOS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Shawn K. Singh, J.D.	63	President, Chief Executive Officer and Director
Nick B. Tressler	53	Chief Financial Officer
Reid G. Adler, J.D.	72	Chief Legal Officer
Angel S. Angelov, M.D., MBA	57	Chief Medical Officer
Elissa Cote	51	Chief Corporate Development and Strategy Officer
Joshua S. Prince, MBA	55	Chief Operating Officer

Shawn K. Singh, J.D. Please see Mr. Singh’s biography on page 10 of this Proxy Statement, under the section titled “Directors.”

Nick B. Tressler, MBA has served as our Chief Financial Officer and Treasurer since December 2025. Mr. Tressler has over 20 years of financial leadership experience in the life sciences industry guiding companies through pivotal growth and transformation. Most recently, he served as Chief Financial Officer of DYNEX Technologies, a laboratory diagnostic equipment company, from 2024 to 2025. He was Chief Financial Officer at American Gene Technologies International, a biotech company, from 2023 to 2024, and Chief Financial Officer at Senseonics Holdings, Inc. (Nasdaq: SENS), a medical technology company, from 2019 to 2022. Mr. Tressler held senior financial roles with several biopharmaceutical companies from 2004 to 2022, including Sucampo Pharmaceuticals (Nasdaq: SCMP), acquired by Mallinckrodt in 2018, and MedImmune LLC (Nasdaq: MEDI), acquired by AstraZeneca PLC (Nasdaq: AZN) in 2007. Mr. Tressler holds an MBA from Johns Hopkins University Carey Business School and a B.S. in Finance from the University of Maryland, College Park, Robert H. Smith School of Business.

Reid G. Adler, J.D. has served as our Chief Legal Officer since May 2022. Prior to joining the Company, Mr. Adler was in private law practice from 2011 to 2022, during which time he founded Capital Technology Law Group in 2019 and served as co-managing partner. While in private practice, Mr. Adler represented the Company with respect to certain technology transactions and intellectual property matters. In addition to his duties with Capital Technology Law Group, Mr. Adler founded Innovation Matters in 2009, a provider of strategic business courses and training resources for innovative management practices and served as Principal of Innovation Matters from 2009 to 2022. Mr. Adler’s career also includes experience as a partner of two international law firms, Morrison & Foerster and Morgan Lewis, as well as general counsel to the pioneering J. Craig Venter Institute for Genomics. In addition, Mr. Adler was the founding director of the National Institutes of Health, Office of Technology Transfer, where he recruited a team of over 40 people involved in the translation of research projects into health care products. Mr. Adler holds a B.S. in Chemistry from the University of Maryland and a J.D. from George Washington University.

Angel S. Angelov, M.D., MBA has served as our Chief Medical Officer since May 2026. Prior to joining Vistagen, Dr. Angelov served as Chief Medical Officer at Theranica, a neuromodulation therapeutics company, from October 2024 to May 2026. Prior to Theranica, Dr. Angelov served as Managing Director at ANG Holding from July 2023 to September 2024, as Vice President, Head of Medical Affairs, at Karuna Therapeutics, a clinical-stage biopharmaceutical company and wholly-owned subsidiary of Bristol Myers Squibb, from July 2021 to July 2023 and as Vice President, Clinical Leader for VMAT-2 Franchise and Head of Medical Affairs at Neurocrine Biosciences (Nasdaq: NBIX), a biopharmaceutical company in the neurological, endocrine, psychiatric and immunology spaces, from January 2019 to July 2021. He has also held clinical development and medical affairs roles at Indivior, Teva Pharmaceuticals (Nasdaq: TEVA), Novartis (NYSE: NVS), Nupathe, Inc. and Collagenex, as well as faculty positions at Thomas Jefferson University and Temple University. Dr. Angelov earned his M.D. from Sofia Medical University and completed his residency and fellowship training at Thomas Jefferson University. Dr. Angelov also earned an MBA from the Wharton School of Business. Dr. Angelov is Board Certified in Psychiatry, as a diplomate of the American Board of Psychiatry and Neurology, and holds an active Pennsylvania medical license.

Elissa S. Cote has served as our Chief Corporate Development and Strategy Officer since June 2025. Ms. Cote brings with her seasoned leadership and broad experience across small to large-cap public biopharmaceutical companies, with a strong track record in strategic, transactional, and operational roles. Her therapeutic expertise spans neuropsychiatry, central nervous system disorders, immunology, infectious diseases, and more. Since 2022 and prior to joining Vistagen, Ms. Cote served as fractional Chief Business Officer and strategic advisor to several biopharmaceutical clients. From 2015 to 2022, Ms. Cote served in multiple senior-level roles at Mallinckrodt Pharmaceuticals and Sucampo Pharmaceuticals (acquired by Mallinckrodt Pharmaceuticals in 2018), including Chief Strategy and Business Development Officer, where she led business development, licensing transactions, and strategic divestitures aligned with the global enterprise strategy. Ms. Cote has also held leadership positions and roles of increasing responsibility at MedImmune Inc., the global biologics division of AstraZeneca PLC. Earlier in her career, Ms. Cote was a management consultant with Accenture plc. Ms. Cote holds a B.A. from Union College and a Corporate M&A certification from Columbia Business School.

Joshua S. Prince, MBA, has served as our Chief Operating Officer since October 2023 and served as our Senior Vice President, Business Operations, from November 2021 until October 2023. Mr. Prince has over 20 years of experience in the pharmaceutical industry. Throughout his career, he has developed extensive expertise from early development through commercial launch of pharmaceuticals across a range of therapeutic areas. Prior to joining the Company, Mr. Prince held multiple positions at CSL Behring (ASX: CSL), Teva Pharmaceuticals (NYSE: TEVA), and AstraZeneca PLC (Nasdaq: AZN), including North American Lead, Commercial Insight and Analytics, Senior Director of CNS Global Insight, and Director of Forecasting & Performance Analytics. Mr. Prince holds a B.S. in Mechanical Engineering from the University of Missouri-Rolla, and an MBA from The Pennsylvania State University.

Stockholder Engagement and “Say-on-Pay” Voting

The Company is committed to engagement with its stockholders. We review any feedback we receive from our stockholders about our executive compensation program, including through the Say-on-Pay advisory vote, discussed below, to ensure that we understand key matters of interest to them, and to enable us to take that feedback into consideration for our compensation decisions.

At our 2025 Annual Meeting of Stockholders, we held a non-binding advisory vote on executive compensation. This Say-on-Pay advisory vote received overwhelming support from our stockholders, with over 97% of votes cast in support of the proposal (excluding broker non-votes and abstentions). The Compensation Committee believes this vote demonstrated our stockholders’ positive view of our overall compensation philosophy and the appropriateness of our executive compensation structure.

Our Fiscal 2026 Named Executive Officers

Our NEOs for the fiscal year ended March 31, 2026 consist of our principal executive officer, our principal financial officer and our three other executive officers. Our NEOs for Fiscal 2026 were:

●	Shawn K. Singh, J.D., our President, Chief Executive Officer and member of our Board;

●	Nick B. Tressler, MBA, our Chief Financial Officer and Treasurer;

●	Reid G. Adler, J.D., our Chief Legal Officer;

●	Elissa S. Cote, our Chief Corporate Development and Strategy Officer; and

●	Joshua S. Prince, MBA, our Chief Operating Officer.

Our Compensation Philosophy

Our compensation philosophy is designed to attract, retain, motivate and reward our NEOs for their performance and contribution to our operations and long-term success. The Board, through the Compensation Committee, seeks to compensate our executive officers by a mix of cash that is awarded upon achievement of corporate-wide and, to a lesser extent, individual performance objectives, and retention-focused equity incentives, in order to align our NEOs’ incentives with opportunities for stockholder value creation.

The Compensation Committee makes decisions regarding salaries, annual cash bonus payments, if any, and equity incentive compensation, if any, for our NEOs, approves the compensation philosophy for our NEOs, which includes target payouts for the achievement of pre-determined corporate-wide goals and objectives. The Compensation Committee solicits input from our independent executive compensation consultant regarding the compensation of our NEOs, as well as from our President and Chief Executive Officer regarding the performance of our non-NEO executive officers. Finally, the Compensation Committee also administers our incentive compensation and benefit plans, including the Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended (2019 Plan) and the 2019 Employee Stock Purchase Plan, as amended (2019 ESPP).

Compensation Components

As a general rule, and when possible and appropriate, taking into account the Company’s financial condition and other related facts and circumstances, our compensation consists primarily of three elements: base salary, annual cash bonus, and long-term equity incentives consisting of stock option grants. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our NEOs are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by companies in our peer group for similar positions and the overall market demand for such executives, both initially at the time of hire and thereafter, to ensure that we retain our executive management team. A NEO’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy and peer group-based input from our third-party executive compensation consultant.

Base salaries are reviewed periodically as deemed necessary by the Compensation Committee and increased for merit reasons, based on a NEO’s or other executive officer’s success in meeting or exceeding individual objectives. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of a NEO’s or other executive officer’s role or responsibilities. During Fiscal 2025, the Compensation Committee adjusted base salaries for Ms. Cynthia Anderson, our former Chief Financial Officer, and for Mr. Prince, so as to align them with our overall compensation philosophy and certain peer group-based input.

Annual Bonus

Using our compensation philosophy as a guide, the Compensation Committee assesses each NEO’s contribution to achieving our corporate-wide goals and overall corporate performance for the applicable year when considering annual discretionary cash bonus payments. Payment of any cash bonus is determined in the sole discretion of our Compensation Committee. Should the Compensation Committee approve of any annual cash bonus payments, the amount of the cash bonus depends on the level of achievement of corporate and/or individual performance goals, with a target bonus generally set as a percentage of base salary. Currently, at the discretion of our Compensation Committee, our President and Chief Executive Officer is eligible to receive an annual cash bonus of up to 50% of his base salary and each of our other NEOs is eligible to receive annual cash bonuses of up to 45% of their base salary.

Fiscal 2026. For Fiscal 2026, following the December 2025 announcement that the Company's PALISADE-3 clinical trial of fasedienol for the acute treatment of social anxiety disorder did not achieve its primary or secondary endpoints, at the request of our President and Chief Executive Officer, the Board elected to forego any performance-based compensation including annual bonuses or salary increases for NEOs. The Board did, however, approve retention bonus payments for Mr. Tressler, Ms. Cote and Mr. Prince paid prior to the Annual Meeting (the Retention Bonus). To preserve cash for operations, Mr. Singh and Mr. Adler voluntarily declined to receive the Retention Bonus.

The amounts of the Retention Bonus paid to certain of our NEOs (Mr. Tressler, Ms. Cote and Mr. Prince) for the fiscal year ending March 31, 2027 will be reported in the Summary Compensation Table for that period.

Fiscal 2025. For Fiscal 2025, our Compensation Committee determined that the Company continued to advance the development of its clinical-stage intranasal pherine product candidates, including fasedienol, the Company’s lead product candidate in a U.S. registration-directed Phase 3 development program for the acute treatment of social anxiety disorder (SAD). The following milestones achieved by the Company during Fiscal 2025 were considered by the Compensation Committee when determining the appropriate payout of discretionary cash bonuses for our NEOs:

●	advancement of the PALISADE-3 Phase 3 trial of fasedienol;

●
initiation of the remaining key components of the Company’s U.S. registration-directed PALISADE Program, including initiating both the PALISADE-4 Phase 3 trial and the fasedienol exploratory Phase 2 repeat dose study, and other nonclinical studies for fasedienol;

●
advancement of certain elements of the U.S. Investigational New Drug (IND)-enabling programs to facilitate additional potential Phase 2 development in the U.S. of itruvone for major depressive disorder and PH80 for vasomotor symptoms (hot flashes) due to menopause; and

●	management of corporate expenses and other general and administrative goals.

The Compensation Committee also determined that the Company was not able to fully achieve certain of the corporate goals set for Fiscal 2025 due to certain unforeseen delays in development programs for product candidates other than fasedienol and other factors beyond the Company’s control. As such, the Compensation Committee determined that the Company achieved an aggregate total of 85% of its Fiscal 2025 corporate goals.

For NEOs other than Mr. Singh, the Compensation Committee considered achievement of certain individual performance goals alongside the Fiscal 2025 corporate goals, resulting in the awarding of 100% of the respective discretionary cash bonus opportunities to Ms. Anderson, Mr. Adler and Mr. Prince. For Mr. Singh, the Compensation Committee customarily aligned the payment of Mr. Singh’s discretionary cash bonus solely with the Company's achievement of the Fiscal 2025 corporate goals, resulting in the payment of 85% of his annual discretionary cash bonus.

Long-Term Equity Incentives

The Compensation Committee believes that to attract, retain and incentivize management, employees and independent directors, the compensation paid to these persons should include non-cash equity-based compensation that is competitive with peer companies. The Compensation Committee, in consultation with our overall compensation philosophy and peer group-based input from our independent compensation consultant, determines the amount and terms of equity-based compensation granted to our NEOs, employees and non-employee directors. Any long-term equity compensation granted to our NEOs, employees and non-employee directors does not represent cash payments made to such individuals, and there is no guarantee that any recipients of equity awards granted as long-term equity compensation will realize any cash value as a result of the equity awards.

Historically, our Compensation Committee has approved of the issuance of stock options as long-term equity incentives designed to retain and incentivize our NEOs and employees. As such, stock options granted to our NEOs and other employees during Fiscal 2024 and Fiscal 2025 have a term of ten years, an exercise price equal to the market price of our common stock on the grant date and a three-year vesting schedule that begins on the grant date.

Subsequent to the end of Fiscal 2026, our Compensation Committee awarded near-term retention awards in the form of stock options to all Company employees, including our NEOs, with a shorter vesting schedule than long-term equity awards granted in prior years. These stock option awards have a term of ten years, an exercise price that was at least 100% of the market price of our common stock on the grant date and a two-year vesting schedule that begins six months after the grant date. The grant date fair value of these stock option awards granted to our NEOs for the fiscal year ending March 31, 2027 will be reported in the Summary Compensation Table for that period.

2026 Summary Compensation Table

The following table provides information regarding the compensation for services rendered that was earned by our named executive officers during Fiscal 2026 and Fiscal 2025.

	Fiscal		Salary	Bonus(1)	Option Awards(2)		All Other Compensation		Total
Name and Principal Position	Year		($)	($)	($)		($)		($)
Shawn K. Singh, J.D.	2026		650,000	—	562,560	(3)	—		1,212,560
President, Chief Executive Officer and Director	2025		650,000	276,250	1,551,432	(4)	—		2,477,682

Nick B. Tressler, MBA	2026	(5)	150,000	50,000	641,790	(3)	24,726	(6)	866,516
Chief Financial Officer and Treasurer

Reid G. Adler, J.D.	2026		450,000	—	187,520	(3)	—		637,520
Chief Legal Officer	2025		450,000	198,450	527,357	(4)	—		1,175,807

Elissa S. Cote	2026	(5)	320,682	35,000	281,925	(3)	58,527	(7)	696,134
Chief Corporate Development and Strategy Officer

Joshua S. Prince, MBA	2026		415,000	—	187,520	(3)	—		602,520
Chief Operating Officer	2025		410,000	183,015	465,235	(4)	—		1,058,250

(1)	Amounts reported for Fiscal 2025 reflect annual performance bonuses awarded by the Compensation Committee that were earned in the same period.

For Fiscal 2026, amounts reported reflect signing bonuses paid to Mr. Tressler and Ms. Cote in connection with their appointment as the Company’s Chief Financial Officer and Chief Corporate Development Officer, respectively.

(2)
The amounts shown in the “Option Awards” column do not represent any cash payments actually received by any NEO during Fiscal 2026 and Fiscal 2025. Rather, the amounts shown only represent the aggregate grant date fair value of options to purchase shares of our common stock awarded to the NEOs during the fiscal year presented, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718).

(3)	The table below provides information regarding the stock option awards granted to our NEOs in Fiscal 2026 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

For Messrs. Singh, Adler and Prince, information reflects stock option awards granted by the Compensation Committee as long-term equity awards intended to retain and align our NEOs with the long-term interest of our stockholders. For Mr. Tressler and Ms. Cote, information reflects stock option awards granted by the Compensation Committee as an inducement to their appointment as the Company’s Chief Financial Officer and Chief Corporate Development Officer, respectively.

		Inducement	Inducement
Option Shares Granted	Option Grant	Option Grant	Option Grant
Fiscal Year Ended March 31, 2026	6/23/2025	6/23/2025	12/1/2025
Mr. Singh	300,000	—	—
Mr. Adler	100,000	—	—
Mr. Prince	100,000	—	—
Ms. Cote	—	150,000	—
Mr. Tressler	—	—	150,000

		Inducement	Inducement
Option Award Compensation	Option Grant	Option Grant	Option Grant
Fiscal Year Ended March 31, 2026	6/23/2025	6/23/2025	12/1/2025
Mr. Singh	$562,560	$—	$—
Mr. Adler	$187,520	$—	$—
Mr. Prince	$187,520	$—	$—
Ms. Cote	$—	$281,925	$—
Mr. Tressler	$—	$—	$641,790

		Inducement	Inducement
Option Award Assumptions	Option Grant	Option Grant	Option Grant
Fiscal Year Ended March 31, 2026	6/23/25	6/23/2025	12/1/25
Market price per share on grant date	$1.96	$1.96	$4.43
Exercise price per share	$1.96	$1.96	$4.43
Expected term (years)	5.77	6.08	6.08
Volatility	164.30%	161.63%	167.98%
Risk-free interest rate	3.98%	4.01%	3.77%
Dividend rate	0.0%	0.0%	0.0%
Fair value per share	$1.88	$1.88	$4.28
Aggregate shares	500,000	150,000	150,000

(4)	The table below provides information regarding the stock option awards granted to our NEOs in Fiscal 2025, other than Ms. Cote and Mr. Tressler, neither of whom joined the Company until Fiscal 2026, and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

Option Award Compensation	Option Grant
Fiscal Year Ended March 31, 2025	6/24/2024
Mr. Singh	500,000
Mr. Adler	170,000
Mr. Prince	150,000

Option Award Compensation	Option Grant
Fiscal Year Ended March 31, 2025	6/24/2024
Mr. Singh	$1,551,432
Mr. Adler	$52,735
Mr. Prince	$46,523

Option Award Assumptions –	Option Grant
Fiscal Year Ended March 31, 2025	6/24/2024
Market price per share	$3.25
Exercise price per share	$3.25
Risk-free interest rate	4.22%
Volatility	167.17%
Expected term (years)	5.77
Dividend rate	0%
Fair value per share	$3.10
Aggregate shares	970,000

(5)	Ms. Cote was appointed to serve as the Company’s Chief Corporate Development Officer in June 2025 and Mr. Tressler was appointed to serve as the Company’s Chief Financial Officer and Treasurer in December 2025. As such, base salary to Ms. Cote and Mr. Tressler is for services rendered during a portion of Fiscal 2026.

(6)	Reflects consulting fees paid to Mr. Tressler during the year ended March 31, 2026 prior to his appointment as Chief Financial Officer.

(7)	Reflects consulting fees paid to Ms. Cote during the year ended March 31, 2026 prior to her appointment as Chief Corporate Development Officer.

Benefit Plans

401(k) Plan

We maintain, through a registered agent, a retirement and deferred savings plan for our officers and employees. This plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The retirement and deferred savings plan provides that each participant may contribute a portion of her or his pre-tax compensation, subject to statutory limits. Under the plan, each employee is fully vested in her or his deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The retirement and deferred savings plan also permits us to make discretionary contributions subject to established limits and a vesting schedule. To date, we have not made any discretionary contributions to the retirement and deferred savings plan on behalf of any participating officers or employees.

2019 Employee Stock Purchase Plan

Following the approval of the 2019 ESPP by our stockholders in September 2019, the 2019 ESPP became operational effective January 1, 2020. Under our 2019 ESPP, shares of our common stock are available for purchase by eligible officers and employees, including our NEOs, each of whom participates in the 2019 ESPP. Eligible employees are entitled to purchase, by means of payroll deductions, limited amounts of our common stock at a discount to the market price during periodic option periods under the 2019 ESPP. The table below indicates the number of shares purchased by each of our Fiscal 2026 NEOs and the per share purchase price for each option period completed in Fiscal 2026 and Fiscal 2025. Participation in the 2019 ESPP is subject to the following limits:

●	A participant cannot contribute less than 1% or more than 15% of her or his compensation to the purchase of stock under the 2019 ESPP in any one payroll period;
●	A participant cannot accrue rights to purchase more than a maximum of $25,000 of common stock (valued at the grant date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding; and
●	A participant will not be granted an option under the 2019 ESPP if it would cause the participant to own common stock and/or hold outstanding options to purchase common stock constituting 5.0% or more of the total combined voting power or value of all classes of stock of the Company or of one of its subsidiaries or to the extent it would exceed certain other limits under the Internal Revenue Code.

The $25,000 annual purchase limit and the 5% ownership limit referred to above are required under the Internal Revenue Code.

	Semi-Annual Purchase Period Ended
	June 30, 2024	December 31, 2024	June 30, 2025	December 31, 2025
Per share purchase price	$2.958	$2.5075	$1.70	$0.5626
Shares purchased by:
Mr. Singh (1)	4,854	—	7,541	—
Mr. Tressler (2)	—	—	—	—
Mr. Adler (1)	4,854	—	7,541	—
Mr. Prince	2,671	3,310	4,882	4,386
Ms. Cote (3)	—	—	—	—

(1)	Both Mr. Singh and Mr. Adler met the annual maximum purchase limit of $25,000 under the Internal Revenue Code with their respective purchases for the June 30, 2024 and June 30, 2025 purchase periods. As such, pursuant to the Internal Revenue Code, neither was eligible to make any additional purchases during the December 31, 2024 or December 31, 2025 purchase periods.

(2)	Mr. Tressler's employment with the Company commenced on December 1, 2025. Accordingly, he was not eligible to participate in the 2019 ESPP for any of the periods noted.

(3)	Ms. Cote’s employment with the Company commenced on June 23, 2025. Accordingly, she was not eligible to participate in the 2019 ESPP for any of the periods noted.

 Outstanding Equity Awards at March 31, 2026

The following table provides information regarding outstanding equity awards held by each of our Fiscal 2026 NEOs as of March 31, 2026, consisting exclusively of stock options.

Outstanding Stock Options at March 31, 2026
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Exercise Price ($)	Expiration Date
Shawn K. Singh, J.D.	6,667	—		$45.00	6/19/26
	3,334	—		$45.00	11/9/26
	5,834	—		$45.00	4/26/27
	4,167	—		$46.80	9/19/27
	10,000	—		$34.80	2/2/28
	7,334	—		$51.00	1/14/29
	2,667	—		$30.00	5/23/29
	2,334	—		$30.00	9/5/29
	10,001	—		$42.30	10/21/29
	10,001	—		$11.94	4/23/30
	10,001	—		$53.10	12/30/30
	10,001	—		$41.10	3/1/32
	291,667	208,333	(1)	$3.23	6/24/34
	75,000	225,000	(2)	$1.96	6/23/35
Total:	449,008	433,333

Reid G. Adler, J.D.(3)	1,667	—		$46.80	9/19/27
	834	—		$34.80	2/2/28
	667	—		$30.00	5/23/29
	834	—		$42.30	10/21/29
	834	—		$11.94	4/23/30
	1,667	—		$82.20	7/16/31
	1,667	—		$41.10	3/1/32
	6,391	276	(4)	$38.40	5/2/32
	99,167	70,833	(1)	$3.23	6/24/34
	25,000	75,000	(2)	$1.96	6/23/35
Total:	138,728	146,109

Joshua S. Prince, MBA	5,000	—		$64.50	11/15/31
	3,334	—		$41.10	3/1/32
	4,169	832	(5)	$4.44	11/16/32
	87,500	62,500	(1)	$3.23	6/24/34
	25,000	75,000	(2)	$1.96	6/23/35
Total:	125,003	138,332

	Elissa S. Cote	—	150,000	(6)	$1.96	6/23/35

	Nick B. Tressler, MBA	—	150,000	(7)	$4.43	12/1/35

(1)	Represents an option to purchase shares of our common stock at $3.23 per share granted on June 24, 2024 when the market price of our common stock was $3.23 per share. The option will become exercisable ratably monthly over 36 months through June 24, 2027, when all shares granted will be fully exercisable.
(2)	Represents an option to purchase shares of our common stock at $1.96 per share granted on June 23, 2025 when the market price of our common stock was $1.96 per share. The option will become exercisable ratably monthly over 36 months through June 23, 2028, when all shares granted will be fully exercisable.
(3)	All options held by Mr. Adler to purchase shares of our common stock reflected in this table as expiring on or before March 1, 2032 were awarded to him for services to the Company as a legal advisor prior to his employment by the Company effective May 2, 2022.
(4)	Represents an option to purchase shares of our common stock at $38.40 per share granted to Mr. Adler upon commencement of his employment by the Company on May 2, 2022 when the market price of our common stock was $38.40 per share. The option became exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through May 2, 2026, when all shares granted will be fully exercisable
(5)	Represents an option to purchase shares of our common stock at $4.437 per share granted on November 16, 2022 when the market price of our common stock was $4.437 per share. The option became exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through November 16, 2026, when all shares granted will be fully exercisable.
(6)	Represents an inducement option to purchase shares of our common stock at $1.96 per share granted to Ms. Cote on June 23, 2025 upon commencement of her employment by the Company when the market price of our common stock was $1.96 per share. The option will become exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through June 23, 2029, when all shares granted will be fully exercisable.
(7)	Represents an inducement option to purchase shares of our common stock at $4.43 per share granted to Mr. Tressler on December 1, 2025 upon commencement of his employment by the Company when the market price of our common stock was $4.43 per share. The option will become exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through December 1, 2029, when all shares granted will be fully exercisable.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

Option grants to employees, executive officers and non-employee directors are made by the Compensation Committee under the 2019 Plan from time to time, as determined by the Compensation Committee. We do not have any formal policy that requires the Company to grant, or avoid granting, equity-based compensation at certain times. We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. The timing of any equity grants to executive officers or directors in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).

During Fiscal 2026, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Employment Agreements and Arrangements

We have an employment agreement with Mr. Singh, the material terms of which are described below. Aside from Mr. Singh, we have not entered into an employment agreement with any of our NEOs. Instead, offer letters provided to Ms. Cote and Messrs. Tressler, Adler and Prince prior to the commencement of their employment by the Company contain certain compensation details.

Agreement with Mr. Singh

We entered into an employment agreement with Mr. Singh on April 28, 2010. Under this employment agreement, as amended on June 22, 2016, Mr. Singh’s base salary was increased from $347,500 per year to $395,000 per year, effective June 16, 2016. The Compensation Committee subsequently adjusted Mr. Singh’s base annual salary to $477,000 effective in July 2018, to $498,000 effective in April 2019, to $550,000 effective in January 2021, to $600,000 effective in January 2022 and to $650,000 effective in October 2023. Under his employment agreement, Mr. Singh is eligible to receive an annual cash incentive bonus of up to 50% of his base salary. The award of Mr. Singh’s incentive cash bonus, if any, is at the discretion of the Compensation Committee. In the event we terminate Mr. Singh’s employment without cause, he is entitled to receive severance in an amount equal to:

●	twelve months of his then-current base salary payable in the form of salary continuation;

●	a pro-rated portion of the cash incentive bonus that the Board of Directors determines in good faith that Mr. Singh earned prior to such termination; and

●
such amounts required to reimburse him for Consolidated Omnibus Budget Reconciliation Act (COBRA) payments for continuation of his medical health benefits for a twelve-month period from such termination.

In addition, in the event Mr. Singh terminates his employment with “good reason” following a “change of control” (each as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Change of Control Provisions

Pursuant to his employment agreement, Mr. Singh is entitled to severance if he terminates his employment for good reason after a change of control. Under his agreement, “good reason” means any of the following events, if we affect the event without Mr. Singh’s consent (subject to our right to cure):

●	a material reduction in his responsibility; or

●	a material reduction in his base salary except for reductions that are comparable to reductions generally applicable to similarly situated executives the Company.

In the event we terminate Mr. Singh without cause within twelve months of a change of control, his remaining unvested option shares become fully vested and exercisable. Upon a change of control in which the successor corporation does not assume Mr. Singh’s stock options, the stock options granted to him become fully vested and exercisable.

A change of control occurs under Mr. Singh’s employment agreement when: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) a sale of substantially all of the Company’s assets; or (iii) any merger or reorganization of the Company whether or not another entity is the survivor, pursuant to which the holders of all the shares of capital stock of the Company outstanding prior to the transaction hold, as a group, fewer than 50% of the shares of capital stock of the Company outstanding after the transaction.

In the event that, following termination of employment, amounts are payable to Mr. Singh pursuant to his employment agreement, his eligibility for severance is conditioned on his having first signed a release agreement.

The estimated amount that could be paid by the Company to Mr. Singh, assuming that a change of control occurred on the last business day of our current fiscal year, is $650,000, excluding any pro-rated portion of an annual or periodic bonus and the imputed value of accelerated vesting of stock options, if any.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to our Chief Executive Officer, who serves as our Principal Executive Officer (PEO), and other NEOs (Other NEOs or Non-PEOs), and certain measures of financial performance for Fiscal 2026, Fiscal 2025 and Fiscal 2024. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Total for Non- PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial $100 Investment based on Total Stockholder Return(5)	Net Income (Loss) Attributable to Common Stockholders ($)
Fiscal 2026	$1,212,560	$132,446	$700,672	$326,777	$1.66	$(69,692,000)
Fiscal 2025	$2,477,682	$2,063,866	$1,113,838	$982,081	$7.25	$(51,418,000)
Fiscal 2024	$947,917	$1,175,054	$559,209	$575,433	$8.42	$(29,362,000)

(1)	Shawn K. Singh, J.D. served as our PEO for each of Fiscal 2026, Fiscal 2025 and Fiscal 2024.

(2)
The following amounts were added to and deducted from the Summary Compensation Table (SCT) amount to determine the compensation actually paid to the PEO as determined in accordance with SEC regulations:

Adjustments to Determine Compensation “Actually Paid”	Fiscal 2026	Fiscal 2025	Fiscal 2024
Deduction for amount reported under the “Stock Awards” column in the SCT	$-	$-	$-
Deduction for amount reported under the “Option Awards” column in the SCT	(562,560)	(1,551,432)	-
Increase for the fair value of awards granted during year that remain unvested as of year-end	118,534	865,150	-
Increase for the fair value of awards granted during year that remain vested as of year-end	39,511	288,223	-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year-end that were outstanding and unvested as of year-end	(759,845)	-	222,115
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year-end that vested during year	84,245	(15,758)	5,022
Deduction of fair value of awards granted prior to year-end that were forfeited during year	-	-	-
Increase based upon incremental fair value of awards modified during year	-	-	-
Increase based on dividends or other earnings paid during year prior to vesting date of award.	-	-	-
Total Adjustments	$(1,080,115)	$(413,817)	$227,137

(3)	For Fiscal 2026, our other NEOs consisted of Nick B. Tressler, Reid G. Adler, Elissa S. Cote and Joshua S. Prince. For Fiscal 2025 and Fiscal 2024, our other NEOs consisted of Cynthia L. Anderson, our former Chief Financial Officer, Mr. Adler and Mr. Prince.

(4)	For our other NEOs, the following amounts were added and deducted to the SCT amount to determine the average compensation “actually paid” as determined in accordance with SEC regulations.

Adjustments to Determine Compensation “Actually Paid”	Fiscal 2026	Fiscal 2025	Fiscal 2024
Deduction for amount reported under the “Stock Awards” column in the SCT	$-	$-	$-
Deduction for amount reported under the “Option Awards” column in the SCT	(324,689)	(485,949)	(14,331)
Increase for the fair value of awards granted during year that remain unvested as of year-end	59,613	275,840	14,331
Increase for the fair value of awards granted during year that remain vested as of year-end	6,585	91,798	-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year-end that were outstanding and unvested as of year-end	(127,180)	(6,885)	7,945
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year-end that vested during year	11,775	(6,560)	8,279
Deduction of fair value of awards granted prior to year-end that were forfeited during year	-	-	-
Increase based upon incremental fair value of awards modified during year	-	-	-
Increase based on dividends or other earnings paid during year prior to vesting date of award.	-	-	-
Total Adjustments	$(373,895)	$(131,756)	$16,224

Fair values used in the determination of CAP are determined using the same methodology as used for determining grant date fair values in our financial statements. Specifically, the fair value of option awards was calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation, and does not reflect any amounts actually paid to or actually realized by any of our NEOs. The fair value of the option awards used in the determination of CAP was estimated using the Black-Scholes option pricing model and valuation assumptions reflecting the closing price of our common stock and related assumptions on the respective valuation dates. The grant date valuation assumptions used in the valuation of option awards may be found in the applicable footnotes to the SCT on page 25 above.

(5)	Assumes $100 invested in our common stock on March 31, 2023, and calculated based on the difference between the closing price of our common stock, as reported on The Nasdaq Capital Market, on March 31, 2026, March 31, 2025 and 2024, the end and beginning of the measurement period, respectively.

Relationship Between Compensation Actually Paid and Performance

We generally seek to incentivize a mix between current and long-term performance and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay Versus Performance table. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the relationship between the Company’s performance and the compensation of our NEOs.

The graphs below describe the relationship between compensation actually paid to our NEOs and the Company’s cumulative Total Shareholder Return and net loss.

Compensation Actually Paid and Total Stockholder Return

Compensation Actually Paid vs. Total Stockholder Return
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid (In Dollars)
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
Total Stockholder Return (In Dollars)
$8.42
$7.25
$1.66
2024
2025
2026
PEO
Average of Non-PEO NEOs
TSR

Compensation Actually Paid and Net Loss

Compensation Actually Paid vs. Net Loss
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid (In Dollars)
$-
$(10)
$(20)
$(30)
$(40)
$(50)
$(60)
$(70)
$(80)
Net Loss (In Million Dollars)
$(29.4)M
$(51.4)M
$(69.7)M
2024
2025
2026
PEO
Average of Non-PEO NEOs
Net Loss

 All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee, our Board appointed KPMG LLP (KPMG) as our independent registered public accounting firm for the current fiscal year ending March 31, 2027, and hereby unanimously recommends that the stockholders ratify such appointment. Representatives of KPMG have been invited to be present at the Annual Meeting, and it is expected that they will attend. If present, representatives from KPMG will have an opportunity to make a statement if they so choose, and will be available to respond to appropriate questions from stockholders.

The Board may terminate the appointment of KPMG as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

If the stockholders do not ratify the selection of KPMG as the independent registered public accounting firm for the Company for Fiscal 2027, the Audit Committee will reconsider whether to engage KPMG but may ultimately determine to continue the engagement of KPMG or engage another audit firm without resubmitting the matter to stockholders.

Even if the selection of KPMG is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year, although it has no current intention to do so.

Fees and Services

Our Board previously appointed, and stockholders ratified, KPMG as our independent registered public accounting firm for Fiscal 2026.

	Fiscal Years Ended March 31,
	2026	2025
Audit fees(1)	$600,000	$575,000
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$600,000	$575,000

(1)	“Audit Fees” consist of aggregate fees for professional services provided by our auditor in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)	“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by our auditor for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of aggregate fees billed for products and services provided by our auditor other than those fees disclosed above.

Audit Committee Pre-Approval Policies and Procedures

Under the SEC’s rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for the administration of the engagement of the independent registered public accounting firm.

    Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. Accordingly, 100% of audit services and non-audit services described herein were pre-approved by the Audit Committee. There were no hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Required Vote and Recommendation

Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2027 requires the affirmative vote of a majority of the votes entitled to vote and cast, either present or represented by proxy (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes will have no effect on the ratification of KPMG as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2027. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of KPMG as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2027.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING MARCH 31, 2027.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management and KPMG LLP, our independent registered public accounting firm for our fiscal year ended March 31, 2026, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026. The Audit Committee also discussed with KPMG LLP those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) and the SEC.

KPMG LLP also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

Respectfully Submitted by: MEMBERS OF THE AUDIT COMMITTEE Jon S. Saxe, J.D., LL.M, Audit Committee Chair Ann M. Cunningham, MBA Joanne Curley, Ph.D.
Dated: June 10, 2026

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 22, 2026 for:

●	each of our NEOs;
●	each of our directors;
●	all of our directors and executive officers, including our NEOs, as a group; and
●	our 5%+ stockholders.

Applicable percentage ownership is based on 44,376,911 shares of common stock outstanding at July 22, 2026.

In computing the percentage of shares of common stock beneficially owned, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of July 22, 2026.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Vistagen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, California 94080.

Beneficial Ownership of Common Stock:

Name and address of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned(1)
Named Executive Officers:
Shawn K. Singh, J.D. (2) President, Chief Executive Officer and Director	629,172	1.4%
Nick B. Tressler, MBA(3) Chief Financial Officer and Treasurer	11,712	*
Reid G. Adler, J.D. (4) Chief Legal Officer	237,371	*
Angel S. Angelov, M.D., MBA Chief Medical Officer	—	*
Elissa S. Cote (5) Chief Corporate Development and Strategy Officer	43,750	*
Joshua S. Prince, MBA (6) Chief Operating Officer	175,597	*
Non-Employee Directors:
Jon S. Saxe, J.D., LL.M. (7) Board Chair and Continuing Independent Director	68,061	*
Ann M. Cunningham, MBA (8) Continuing Independent Director	69,203	*
Joanne Curley, Ph.D. (9) Independent Director	50,034	*
Margaret M. FitzPatrick, M.A. (10) Independent Director	50,034	*
Douglas J. Williamson, M.D. Continuing Independent Director	—	*
All executive officers and directors as a group (11 persons) (11)	1,334,934	2.93%

*	less than 1%

(1)	Based on 44,376,911 shares of common stock outstanding as of July 22, 2026. Percentages reported herein do not give effect to beneficial ownership blockers contained within outstanding common stock purchase warrants.

(2)	Number of shares beneficially held consists of (i) 75,721 shares of common stock, of which 20,875 shares of common stock are held by The 1997 Singh Family Trust, and (ii) stock options to purchase up to 553,451 shares of registered common stock exercisable within 60 days of July 22, 2026.

(3)	Number of shares beneficially held consists of 11,712 shares of common stock.

(4)	Number of shares beneficially held consists of (i) 60,868 shares of common stock, and (ii) stock options to purchase up to 176,503 shares of registered common stock exercisable within 60 days of July 22, 2026.

(5)	Number of shares beneficially held consists of stock options to purchase up to 43,750 shares of registered common stock exercisable within 60 days of July 22, 2026.

(6)	Number of shares beneficially held consists of (i) 15,249 shares of common stock, and (ii) stock options to purchase up to 160,348 shares of registered common stock exercisable within 60 days of July 22, 2026.

(7)	Number of shares beneficially held consists of (i) 1,858 shares of common stock, and (ii) stock options to purchase up to 66,203 shares of registered common stock exercisable within 60 days of July 22, 2026.

(8)	Number of shares beneficially held consists of stock options to purchase up to 69,203 shares of registered common stock exercisable within 60 days of July 22, 2026.

(9)	Number of shares beneficially held consists of stock options to purchase up to 50,034 shares of registered common stock exercisable within 60 days of July 22, 2026.

(10)	Number of shares beneficially held consists of stock options to purchase up to 50,034 shares of registered common stock exercisable within 60 days of July 22, 2026.

(11)	Number of shares beneficially held consists of (i) 165,408 shares of common stock, and (ii) stock options to purchase up to 1,169,526 shares of registered common stock exercisable within 60 days of July 22, 2026.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of March 31, 2026. All outstanding awards relate to our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders
2019 Plan and 2016 Plan	4,157,368	$8.12	1,122,097
2019 ESPP	-	-	693,558
Equity compensation plans not approved by security holders
Inducement Awards(1)	300,000	$3.20
Total	4,457,368		1,815,655

(1)	Consists of inducement stock options to granted to Ms. Cote and Mr. Tressler upon commencement of their employment by the Company. For additional information about the inducement stock options, please see the table titled “Outstanding Equity Award at March 31, 2026”.

Description of Equity Compensation Plans

2016 Plan. Our Board unanimously approved the Company’s 2016 Plan on July 26, 2016, and it was approved by our stockholders at our 2016 Annual Meeting of Stockholders on September 26, 2016, and further amended to increase the number of shares authorized for issuance therefrom at our 2017 Annual Meeting of Stockholders on September 15, 2017. The 2016 Plan provided for the grant of stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards”. Stock options granted under the 2016 Plan were either incentive stock options under the provisions of Section 422 of the Internal Revenue Code (the Code), or non-qualified stock options. We could grant incentive stock options only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options could be granted to employees, directors and consultants. Upon the adoption of our 2019 Plan, no further grants were permissible under the 2016 Plan and approximately 46,667 authorized shares were transferred to the 2019 Plan and became issuable thereunder. All options granted from the 2016 Plan remain operative under the terms of the respective grants.

2019 Plan. Below is a summary of the terms and conditions of the 2019 Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the 2019 Plan.

Awards and Eligible Participant
The 2019 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The 2019 Plan is also designed to align employees’ interests with stockholder interests.

The 2019 Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and other stock-based awards, and performance awards, collectively referred to as “Awards”. Awards may be granted under the 2019 Plan to officers, employees and consultants of the Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of the Company or one of our subsidiaries.

Plan Administration	The 2019 Plan is administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

The Compensation Committee sets stock option exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2019 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR.

The Compensation Committee may also grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. At March 31, 2026, the Compensation Committee has not granted any performance awards.

Authorized Shares	As of the date of this proxy statement, a total of 5.0 million shares of common stock is authorized for issuance under the 2019 Plan.

In the event any award under the 2019 Plan is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan.

Vesting	No more than 25% of any equity-based awards granted under the 2019 Plan may vest on the grant date of such award. The Board believes this provision provides the Company the necessary flexibility to issue Awards that will both attract new talent, particularly as the Company advances its late-stage clinical development and commercialization plans for its drug candidates and provide incentives sufficient to retain the Company’s existing employees and directors.

This requirement does not apply to (i) substitute awards resulting from acquisitions or (ii) shares delivered in lieu of fully vested cash awards. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise. Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no consideration.

2019 Employee Stock Purchase Plan

Our Board approved the Vistagen Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the 2019 ESPP) on June 13, 2019. Our stockholders approved the 2019 ESPP at our annual meeting on September 5, 2019. The principal terms of our 2019 ESPP are summarized below.

The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Compensation Committee of the Board administers the 2019 ESPP. The Compensation Committee has authority to construe, interpret and apply the terms of the 2019 ESPP. As approved by our stockholders, a maximum of 1.0 million shares of our common stock may be purchased under the 2019 ESPP.

The 2019 ESPP is generally expected to operate in consecutive semi-annual periods referred to as “option periods.” The first option period commenced on January 1, 2020 and ended on the last trading day in the semi-annual period ended June 30, 2020, with successive option periods expected to begin on the first day of January and July and to terminate on the last trading day of June and December, respectively. Option periods may not last longer than the maximum period permitted under Section 423 of the Code, which generally limits the length of such offerings to either five years or 27 months, depending on the terms of the offering. Generally, all full-time employees of the Company and its subsidiaries are eligible to participate in an option period.

On the first day of each option period (the Grant Date), each eligible employee for that option period will be granted an option to purchase shares of our common stock. Each participant’s option will permit the participant to purchase a number of shares determined by dividing the employee’s accumulated payroll deductions for the option period by the applicable purchase price. A participant must designate the percentage (if any) of compensation to be deducted during that option period for the purchase of stock under the 2019 ESPP. The participant’s payroll deduction election will generally remain in effect for future option periods unless terminated by the participant. A participant may elect to withdraw from any option period prior to the last day of the option period, in which case the participant’s payroll deductions will be refunded and the participant’s outstanding options will terminate.

Each participant’s payroll deductions under the 2019 ESPP will be credited to a liability account in his or her name under the 2019 ESPP. The aggregate liability for participant payroll deductions at March 31, 2026 and 2025 was determined by the Company to be an immaterial amount of expense.

Each option granted under the 2019 ESPP will automatically be exercised on the last day of the respective option period (referred to as the Exercise Date). The number of shares acquired by a participant upon exercise of her or his option will be determined by dividing the participant’s 2019 ESPP account balance as of the exercise date for the option period by the purchase price of the option. The purchase price for each option is generally equal to the lesser of (i) 85% of the fair market value of a share of our common stock on the applicable grant date, or (ii) 85% of the fair market value of a share of our common stock on the applicable exercise date. A participant’s 2019 ESPP account will be reduced upon exercise of her or his option by the amount used to pay the purchase price of the shares acquired by the participant. Following exercise of the option, any excess amount in a participant’s account will be refunded following the exercise date. No interest will be paid to any participant under the 2019 ESPP.

Participation in the 2019 ESPP is subject to the following limits:

●	A participant cannot contribute less than 1% or more than 15% of his or her compensation to the purchase of stock under the 2019 ESPP in any one payroll period;
●	In accordance with the Internal Revenue Code, a participant cannot accrue rights to purchase more than $25,000 of common stock (valued at the grant date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding; and
●	A participant will not be granted an option under the 2019 ESPP if it would cause the participant to own common stock and/or hold outstanding options to purchase common stock constituting 5.0% or more of the total combined voting power or value of all classes of stock of the Company or of one of its subsidiaries or to the extent it would exceed certain other limits under the Internal Revenue Code.

The $25,000 annual purchase limit and the 5% ownership limit referred to above are as required under the Internal Revenue Code.

As is customary, the number of shares of stock available under the 2019 ESPP or subject to outstanding options, is subject to adjustment in the event of certain reorganizations, combinations, recapitalization of shares, stock splits, reverse stock split, subdivision or other similar change in respect of our common stock. A participant’s rights with respect to options or the purchase of shares under the 2019 ESPP, as well as payroll deductions credited to his or her 2019 ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

The Board generally may amend, suspend, or terminate the 2019 ESPP at any time and in any manner, except that stockholder approval is required to increase the number of shares authorized for issuance under the 2019 ESPP and for certain other amendments. No amendment to the 2019 ESPP may materially adversely affect the option rights previously granted to a participant under the 2019 ESPP, except as required by law or regulation.

Our 2019 ESPP became effective on January 1, 2020, and will continue in effect until the earlier of such time as all of the shares of the Company’s common stock subject to the 2019 ESPP have been sold or December 31, 2030, unless terminated earlier by the Board. During Fiscal 2026, employees purchased an aggregate of aggregate of 217,784 shares of our common stock under the 2019 ESPP and we received proceeds of approximately $231,000. During Fiscal 2025, employees purchased an aggregate of 74,804 shares of our common stock under the 2019 ESPP and we received proceeds of approximately $201,000.

Policies and Procedures for Related Party Transactions

Our Audit Committee adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Audit Committee. As such, any request for the Company to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms comparable to the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Since April 1, 2025, we have not participated in any related party transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets in a fiscal year, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which have been reported pursuant to Item 402 of Regulation S-K or in the case of an executive officer who is not a named executive officer, would have been reported pursuant to Item 402 of Regulation S-K if such executive officer were a named executive officer provided such compensation has been approved, or recommended to the Board for approval, by the Compensation Committee (or group of independent directors performing a similar function).

Indemnification Agreements

Our Restated and Amended Articles of Incorporation, as amended (our Charter), contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Nevada law. Our Charter and Bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2027 Annual Meeting

A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than April 2, 2027. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Vistagen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our Bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For stockholder proposals to be brought before the 2027 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than June 12, 2027 and no later than July 12, 2027. Stockholder proposals and the required notice should be addressed to Vistagen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 12, 2027 unless we hold our 2027 annual meeting earlier than August 16, 2027 or later than October 5, 2027 whereupon notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which we first publicly announce the date of the 2027 annual meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 343 Allerton Avenue, South San Francisco, California 94080. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, mailed to stockholders on or about July 31, 2026, contains instructions on how to access the Company’s Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2026. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR POSTAL MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

Vistagen VOTE

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Vistagen Therapeutics, Inc. (the *Company*) 2026 Annual Meeting of Stockholders *(the Annual Meeting)* - Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR each Director nominee identified under Proposal No. 1 below and FOR Proposals No. 2 and No. 3.

+

1. **ELECTION OF DIRECTORS**: To elect four directors to the Company's Board of Directors, each to serve until the Company's next annual meeting of stockholders, or until her or his respective successor is elected and qualified.

Nominee	For	Withhold
01 - Jon S. Saxe, J.D., LL.MA.	☐	☐
02 - Ann M. Cunningham, MBA	☐	☐
03 - Shawn K. Singh, J.D.	☐	☐
04 - Douglas J. Williamson, M.D.	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

+

04BF9B

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — VISTAGEN THERAPEUTICS, INC.

VISTAGEN THERAPEUTICS, INC.

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Shawn K. Singh and Nick B. Tressler, and each of them, their true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Vistagen Therapeutics, Inc. (the *Company*) which the undersigned is entitled to vote at the Company's 2026 Annual Meeting of Stockholders (the *Annual Meeting*), to be held virtually, on September 10, 2026 at 9:00 am PDT and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the Director nominees identified under Proposal No. 1 and FOR Proposals No. 2 and No. 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.